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                                                                    Exhibit 23.2




                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation by reference in the registration statements (Nos. 33-96064, 333-04606 and 333-10269) on Form S-3, the registration statement (No. 33-98456) on Form S-4 and the registration statements (Nos. 33-43238, 33-89824, 333-01766, 333-04602,
333-26105 and 333-26107) on Form S-8 of Quarterdeck Corporation of our report dated March 1, 1996, relating to the balance sheet of DATASTORM Technologies, Inc. as of December 31, 1995, and the related statements of income and changes in retained earnings, and cash flows for the years ended December 31, 1995 and 1994, included in the form 10-K/A of Quarterdeck Corporation dated August 14, 1997.




St. Louis, Missouri,
  August 14, 1997